UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report
(Date of earliest
event reported):	February 15, 2021

BorgWarner Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices, including zip code)

(248) 754-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed in a Current Report on Form 8-K, dated February 15, 2021 and filed on February 18, 2021 (the “Form 8-K”), BorgWarner Inc., a Delaware corporation (the “Company”), entered into a Business Combination Agreement, dated February 15, 2021 (the “BCA”), by and among the Company, Blitz F21-842 AG, a stock corporation incorporated under the laws of Germany and a wholly-owned indirect subsidiary of the Company that is now known as “ABBA BidCo AG” (“BidCo”), and Akasol AG, a stock corporation incorporated under the laws of Germany (“Akasol”), pursuant to which the Company, indirectly through BidCo, is making a voluntary public takeover offer within the meaning of Sections 29 para. 1, 34 of the German Securities Acquisition and Takeover Act for the purchase of up to all of the 6,061,856 non-par value bearer shares with a proportionate amount of EUR 1.00 per share of the share capital of Akasol (each an “Akasol Share” and collectively “Akasol Shares”) for cash consideration per Akasol Share of €120 (the “Offer”). Sven Schulz, Akasol’s largest shareholder, Chief Executive Officer and Founder, as well as certain other shareholders, have each entered into an Agreement on the Irrevocable Undertaking with the Company and BidCo (each an “Irrevocable”, and together with the BCA, the “Transaction Agreements”) under which each such shareholder has committed to tender a total of 59.4% of the issued Akasol Shares into the Offer.

This Amendment No. 1 to Current Report on Form 8-K/A is being filed by the Company to amend Item 9.01 of the Form 8-K to file the following as exhibits to the Form 8-K: (i) the BCA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference; (ii) the Irrevocable by and among Sven Schulz, Sven Schulz Group GmbH, the Company and BidCo, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference; (iii) the Irrevocable by and among Stephen Raiser, the Company and BidCo, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference; (iv) the Irrevocable by and among Felix von Borck, the Company and BidCo, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference; and (v) the Irrevocable by and among Dr. Björn Eberleh, the Company and BidCo, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

The Transaction Agreements contain representations, warranties and covenants that the respective parties made to each other as of the date of the Transaction Agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The Transaction Agreements have been attached hereto to provide investors with information regarding their terms. It is not intended to provide any other factual information about the Company, Akasol or any other party to the Transaction Agreements. In particular, the representations, warranties, covenants and agreements contained in the Transaction Agreements, which were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Transaction Agreements, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Transaction Agreements. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 of the 8-K is amended to read in its entirety as follows:

Item 9.01 Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Business Combination Agreement, dated February 15, 2021, by and among BorgWarner Inc., Blitz F21-842 AG and Akasol AG.
10.2	Agreement on the Irrevocable Undertaking, dated February 15, 2021, among Sven Schulz, Sven Schulz Group GmbH, BorgWarner Inc. and Blitz F21-842 AG.*
10.3	Agreement on the Irrevocable Undertaking, dated February 15, 2021, among Stephen Raiser, BorgWarner Inc. and Blitz F21-842 AG.*
10.4	Agreement on the Irrevocable Undertaking, dated February 15, 2021, among Felix von Borck, BorgWarner Inc. and Blitz F21-842 AG.*
10.5	Agreement on the Irrevocable Undertaking, dated February 15, 2021, Dr. Björn Eberleh, BorgWarner Inc. and Blitz F21-842 AG.*
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: March 26, 2021	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary